                                                                    Exhibit 12.1


                                NEW WORLD PASTA

                STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS
                           TO COMBINED FIXED CHARGES
                            (dollars in thousands)

                                                 1996             1997            1998          1999               2000
                                                ------           ------          ------        ------              ------
Earnings before income taxes..........         31,144           41,720          41,868           3,234                (2,597)
Interest expense......................           --               --             --             26,325                28,903
                                           -------------    -------------   -------------  --------------       ---------------
                                               31,144           41,720          41,868          29,559                26,306
                                           =============    =============   =============   =============       ===============

Interest expense......................           --               --             --             26,325                28,903
Dividends on preferred stock..........           --               --             --             12,611                13,695
                                           -------------    -------------   -------------  --------------       ---------------
                                                 --               --             --             38,936                42,598
                                           =============    =============   =============   =============       ===============
Ratio of Earnings to Combined
     Fixed Charges....................          N/A*             N/A*            N/A*                 .76/( 1)/             .62/(1)/

* Historically, New World Pasta has not incurred indebtedness or related interest expense as a division of Hershey Foods Corporation.

/(1)/ Combined fixed charges exceed earnings before income taxes for the year ended December 31, 2000 and 1999 by $16,292,000 and $9,377,000,
      respectively.